EXHIBIT 10.16

Consulting Agreement                                          Raytheon

Name of Consultant                                                     Date
Warren B. Rudman                                              14 October 1999
Street Address                              State             Zip Code
1250 So. Washington Street - Apt. 224       Alexandria, VA  22314

Raytheon Technical Contact(s)
John D. Harris, II

You are hereby appointed a consultant to Raytheon Company, (hereinafter called "Raytheon") to assist Raytheon in its technical problems, subject to the following terms and conditions:

1. Terms of Agreement

     The term of this agreement shall be from 1 September 1999 to 31 August 2000 subject to the right of termination as set forth below.

     You agree to provide, and Raytheon agrees to accept at least 36 days of service during the term of this agreement, together with such additional consulting services as may from time to time be requested in writing by Raytheon.

2. Statement of Work: (Use additional pages if necessary and attach.)

     Senator Rudman will assist the Company with issues related to all its business areas, particularly those related to the defense electronics business area.

3. Payment:

     Raytheon agrees to pay you a retainer of $12,000.00 per month, quarterly in advance. Fractional parts of a day shall be prorated on the basis of an eight
(8) hour working day.

         Check applicable provision

     To the extent authorized, travel expenses including transportation will be reimbursed at actual costs; provided that such expenses shall not exceed those allowed for employees of Raytheon.

No travel expenses are authorized under this agreement.

4.       Submission of Invoices

         You shall keep accurate records of the time expended by you in performing the services hereunder. Invoices shall be submitted at the end of each month for which services have been requested and performed. Such invoices shall accurately reflect the dates and number of hours worked, shall identify any other authorized expenses incurred accompanied by supporting vouchers, and shall make reference to such agreements and to applicable Government contracts by number.

Applicable Government Contract Numbers

All invoices shall contain the following:

a) "I certify that the above charges are correct and just and that payment therefore has not been received." b) A written report describing the services performed.

5.       Standard of Workmanship; Non-Assignment:

         All services hereunder shall be performed in accordance with the highest professional standards of workmanship. You shall not, in whole or in part, assign or subcontract any of the services to be performed hereunder without the prior written consent of Raytheon.

6.       Security:

         The clause set forth in Federal Acquisition Regulation 52.204.2 entitled "Security Requirements," is incorporated by reference herein except that the term "Contractor" shall mean you and the terms "Contracting Officer" and "the Government" shall mean Raytheon.

         You agree to keep and maintain an active security clearance commensurate with the degree of security classification designated by Raytheon for the work to be performed hereunder.

7.       Compliance with Laws, Regulations and Certifications:

         You agree to comply with all Raytheon policies, rules and regulations which may be in effect during the term of this agreement, as well as all Federal, State and Local Laws, Statutes, Ordinances and Regulations.

         You also certify that:

a. Neither you nor anyone employed by your firm is in violation of applicable federal statutes such as the Defense Acquisition Improvement Act of 1986, the Post-Employment Restrictions Act of 1988 with regard to the engagement of former government officers and employees, and Section 423, Title 41 of the United States code prohibiting certain activities by competing contractors and Government procurement officials during the conduct of Federal procurements involving soliciting or discussing post-Government employment, offering or accepting a gratuity, or soliciting or disclosing proprietary or source selection information.

b. You have read and understood General Manual "Payments to Government Officials", No. 10 0003 110; "Principles of Business Ethics and Conduct at Raytheon," No. 10 007 110; "Observance of Law," No. 900001 110; and "Conflicts of Interest and Standards of Conduct," No. 90 2001 110.

c. You also certify that the provisions of this paragraph 7 shall be included in any agreement between you as primary consultant and any second - tier consultants or subcontractors you engage under this agreement.

8.       Technical Data

         For the purpose of this clause, the term "data" means all information, including drawings, prints, specifications, reports and designs.

         You agree that all data furnished by Raytheon to you for use in connection with this subcontract, all data required to be delivered to Raytheon under this subcontract, and all data arising out of the work called for under this subcontract shall be and remain the sole property of Raytheon. You further agree that data shall (1) be kept in confidence and not disclosed to third parties without the prior written approval of Raytheon, and (2) shall not be used in the production, manufacture or design of any article or material, without Raytheon's prior written consent. These obligations shall survive the termination of this agreement. You shall deliver all data to Raytheon upon Raytheon's request, and in any event upon the completion or termination of all work hereunder, whichever first occurs, and you shall be fully responsible for the care and protection of data until such delivery.

         When assigned a Raytheon Engineering Notebook, the notebook shall remain the property of Raytheon. You agree to maintain a daily log of all calculations, sketches and other data relevant to your consultancy in accordance with the instructions in the Notebook. This Notebook shall be returned to Raytheon upon termination of this Agreement.

9.       Copyrights and Mask Works:

         You agree that all right, title, and interest in and to all original works of authorship, including mask works fixed in a semiconductor chip product, which you produce or compose in conjunction with the services to be performed by you hereunder for Raytheon or any of its subsidiaries shall belong to Raytheon and Raytheon shall have the right to obtain registrations of copyright or mask work hereon throughout the world. To the extent permitted by The Copyright Act (Title 17, United States Code), all works produced or composed under this agreement shall be considered works made for hire and belong to Raytheon. You agree to assign, and do hereby assign, to Raytheon your rights to all other works of authorship or mask works produced or composed in connection with this agreement. You further agree to cooperate with Raytheon to secure or protect its interest in any copyright or mask work relating to this agreement.

10.      Termination and Release

         Raytheon may terminate this agreement at any time upon giving of 60 days written notice to you without further liability to you except for those services rendered to the effective date of termination and allowable travel expense hereunder. Prior to and as a condition of final payment, you shall deliver to Raytheon a release in form and substance satisfactory to Raytheon, discharging it and the Government, its officers, agents, and employees of all liabilities, obligations, and claims arising out of this order and the performance thereof.

11.      Examination of Records:

         You agree that Raytheon Company or, where appropriate, the Comptroller General of the United States or any of his duly authorized representatives shall, until the expiration of three years after final payment, under this agreement, have access to and the right to examine any of your directly pertinent books, documents, papers, and records involving transactions related to this agreement.

12.      Covenant Against Contingent Fees

         You warrant that no person or selling agency has been employed or retained to solicit or secure this agreement upon any understanding that a commission, percentage, brokerage, or contingent fee will be paid. For breach or violation of this warranty, Raytheon shall have the right to annul this agreement without liability, or in its discretion, to deduct from the payments due, or recover, the full amount of such commission, percentage, brokerage, or contingent fee.

13.      Patents

         As a part of this agreement, and without additional compensation, you agree to and do hereby sell, assign, and transfer to Raytheon, its successors and assignees, the entire right, title and interest in and to any and all inventions, discoveries, or improvements which are conceived or first actually reduced to practice in the performance of this agreement, and to all applications for and Letters Patent covering same, as well as any reissues, divisions, and extensions of said applications or Letters Patent. You further agree to furnish Raytheon with complete information on each such invention, discovery, or improvement and to make, execute and deliver to Raytheon any and all patents or patent applications, as well as all papers, documents, affidavits, statements, or other instruments, in such form, terms and contents as required by Raytheon in or incident to the prosecution of any and all applications for patent filled by you or Raytheon with respect to such inventions, discoveries, or improvements or in the adjustment or settlement of any interference's or other actions or proceedings in which such applications may become involved.

         Before final payment is made under this agreement, you shall furnish to Raytheon complete information in respect of inventions, discoveries, or improvements conceived or actually reduced to practice in connection with the services performed hereunder; or a statement that no inventions, discoveries, or improvements emanated from such services. Such information or statement shall be forwarded to Raytheon's Patent Department, Office of the General Counsel, Lexington, Massachusetts.

14.      Solicitation Prohibition

         You agree that unless specifically authorized and approved in writing by Raytheon, you will not solicit, directly or indirectly, the award of any contract, grant, loan or cooperative agreement to Raytheon from any Raytheon customer or potential customer.

(INSERT APPROPRIATE UNIVERSITY CLAUSE IF REQUIRED)

Raytheon Company/Authorized Signature     Accepted by Signature        Date

You are requested to sign and return two (2) copies of this agreement.